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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of The Buckle, Inc.
Kearney, Nebraska

We consent to the incorporation by reference in Registration Statement No. 333-82448, Amendment No. 1 to Registration Statement No. 333-70633, Registration Statement No. 333-70633, Amendment No. 1 to Registration Statement No. 333-70641 and Amendment No. 1 to Registration Statement No. 333-70643 on Form S-8 of our reports relating to the financial statements and financial statement schedule of The Buckle, Inc. dated April 11, 2006, (which reports express an unqualified opinion and include an explanatory paragraph relating to the restatement of the Company's financial statements described in Note M), and our report relating to management's report on the effectiveness of internal control over financial reporting dated April 11, 2006, appearing in this Annual Report on Form 10-K of The Buckle, Inc. for the year ended January 28, 2006.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 11, 2006